UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2007

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Consol Plaza 1800 Washington Road Pittsburgh, Pennsylvania	15241
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:

(412) 831-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Adoption of the Long-Term Incentive Program under the CONSOL Energy Inc. Equity Incentive Plan (as amended, the “Plan”)

On May 1, 2007, CONSOL Energy Inc. (the “Company”) obtained stockholder approval of a new program under the Plan called the Long-Term Incentive Program (the “Program”). The Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) approved, and recommended to the Board that it ratify and approve, the Program and the related form of award agreement effective February 19, 2007, with payment of the awards thereunder contingent upon stockholder approval of the Program’s material terms, which occurred on May 1, 2007 at the Company’s 2007 Annual Meeting of Stockholders. Copies of the Program and the form of award agreement thereunder will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2007.

The primary purposes of the Program are (i) to provide long-term incentive compensation to key employees of the Company and its affiliates in order to further align their interests with those of the Company’s stockholders, (ii) to link executive compensation more closely with the Company’s financial performance, and (iii) to protect the Company’s legitimate business interests, including its confidential information, customer relationships, and goodwill, through the use of restrictive covenants. The Compensation Committee will determine the number of Units to be awarded to each participant. Upon being selected to participate in the Program, each participant is awarded a certain number of performance share units (including dividend rights, the “Units”). The Units represent a contingent right to receive one share of the Company’s common stock, to the extent such Unit is earned and becomes payable pursuant to the terms of the Program.

Fifty percent (50%) of the total number of Units that may be earned by a Participant will be based on the Company’s total stockholder return relative to the total stockholder return of each company in a peer group of companies (“Performance Condition One”) for the period of January 1, 2007 to December 31, 2009 (the “Performance Period”). The other fifty percent (50%) of the total number of Units that may be earned by a participant will be based on the absolute growth in the Company’s earnings from continuing operations before interest, taxes, depreciation and amortization (“EBITDA”) (together with Performance Condition One, the “Performance Conditions”) for the Performance Period; provided, however, that (other than in the event of a Change in Control (as defined in the Program)), the ability to earn Units and to receive payment thereon is contingent upon achieving threshold performance of the Performance Conditions and otherwise satisfying all other terms and conditions of the Program. In the event of a Change in Control, the Performance Conditions will be deemed to have been achieved at target levels of performance.

After the end of the Performance Period, the Committee will certify in writing the extent to which the applicable Performance Condition and any other material terms of the Program have been achieved. Any Units earned by a participant will be settled and paid in shares of the Company’s common stock as soon as practicable following the end of the Performance Period, but in no event later than two and one-half months after the end of the Performance Period (the “Payment Date”). In the event of a Change in Control, the Units may, in the Committee’s discretion, be settled in cash and/or securities or other property.

In the event a participant’s employment with the Company or any affiliate is terminated (i) on or after the date participant reaches the age of 55 by reason of Early Retirement or Incapacity Retirement (each as defined in the Program), (ii) by reason of Normal Retirement (as defined in the Program), (iii) on account of death or Disability (as defined in the Program), or (iv) by reason of reduction in force prior to the Payment Date or CiC Payment Date (as defined in the Program), the participant (or the participant’s estate, as applicable) will be entitled to retain the Units and receive payment to the extent earned and payable pursuant to the provisions of the Program; provided, however, that in the case of a termination on account of Disability, the participant will only be entitled to retain a prorated portion of the Units determined at the end of the Performance Period and based on the number of full months that the participant worked during the Performance Period. In the event a participant’s employment with the Company or any affiliate is terminated for any other reason prior to the Payment Date or the CiC Payment Date, the Units awarded to the participant will be cancelled and forfeited, whether or not payable, without payment by the Company or any affiliate.

Participants in the Program have also agreed to two-year noncompetition and nonsolicitation covenants as well as confidentiality provisions set forth in the Program document.

Unit Awards under the Program. The Committee granted and approved, and upon the Committee’s recommendation, the Board ratified, the following grants of Unit awards to the Company’s “named executive officers” (those executive officers for whom disclosure was required in the Company’s most recently filed proxy statement): (i) J. Brett Harvey, the Company’s President and Chief Executive Officer and a director on the Company’s Board, an award of 45,624 Units, (ii) William J. Lyons, the Company’s Chief Financial Officer, an award of 9,393 Units, and (iii) Peter B. Lilly, the Company’s President—Coal Group, an award of 12,946 Units. Each of the Unit awards is subject to the terms and conditions of the Plan, the Program and the related award agreement.

Time Sharing Agreement between CONSOL Energy Inc. and J. Brett Harvey

On May 1, 2007, the Company entered into a Time Sharing Agreement (the “Agreement”) with Mr. Harvey. The Agreement provides that the Company will, from time to time, lease its Gulfstream Aerospace G-II59 aircraft (the “Aircraft”) to Mr. Harvey with a flight crew for the operation thereof, as and when required by Mr. Harvey, so long as the Aircraft is not otherwise employed on behalf of the Company. Mr. Harvey’s use of the Aircraft will constitute a non-exclusive lease and the Agreement will only be applicable in instances in which the Company seeks partial reimbursement of Aircraft-related costs. Pursuant to the Agreement, Mr. Harvey has agreed that the rates to be charged for any particular flight (round-trip between Pittsburgh, Pennsylvania and Toronto, Canada) will be $1,500 unless otherwise modified by the Chairman of the Compensation Committee in compliance with the Agreement and applicable law. The Company has the right to charge Mr. Harvey on a flight-by-flight basis up to an amount which equals: (i) fuel, oil, lubricants, and other additives; (ii) travel expenses of the crew; (iii) hangar and tie-down costs away from the Aircraft’s base of operation; (iv) insurance obtained for the specific flight; (v) landing fees, airport taxes, and similar assessments; (vi) customs, foreign permit, and similar fees directly related to the flight, if applicable; (vii) in-flight food and beverages; (viii) passenger ground transportation; (ix) flight planning and weather contract services; and (x) an additional charge equal to 100% of the expenses listed in (i) above.

The Company is also obligated to provide and maintain Aircraft third party aviation legal liability insurance under the Agreement, naming Mr. Harvey as an additional insured and to indemnify and agree to hold Mr. Harvey harmless from and against any and all liabilities, claims, demands, suits, judgments, damages, losses, costs and expenses (including reasonable legal expenses and attorneys’ fees) arising in connection with the Aircraft. The Company and Mr. Harvey will both have the right to terminate the Agreement with immediate effect upon written notice to the other party and the Agreement will automatically terminate upon the cessation of Mr. Harvey’s employment with the Company.

The description is qualified in its entirety by the Agreement. A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein for reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

(a) On May 1, 2007 the Board adopted the Third Amended and Restated Bylaws of the Company (the “Third Amended and Restated Bylaws”), effective immediately upon their adoption, to supersede and replace the existing bylaws of the Company. Sections 5.1 and 5.2 of the bylaws were amended to permit the Company to issue uncertificated shares of Company common stock which was not expressly provided for prior to the amendments.

The description is qualified in its entirety by the Third Amended and Restated Bylaws. A copy of the Third Amended and Restated Bylaws is included as Exhibit 3.2 hereto and a copy marked to show changes to the former bylaws is included as Exhibit 3.2.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 3.2	Third Amended and Restated Bylaws of CONSOL Energy Inc.

Exhibit 3.2.1	Third Amended and Restated Bylaws of CONSOL Energy Inc. (marked to show changes from former bylaws)

Exhibit 10.1	Time Sharing Agreement between CONSOL Energy Inc. and J. Brett Harvey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ P. Jerome Richey
P. Jerome Richey
Vice President, General Counsel and Secretary

Dated: May 7, 2007

Exhibit Index

Exhibit No.	Description
3.2	Third Amended and Restated Bylaws of CONSOL Energy Inc.

3.2.1	Third Amended and Restated Bylaws of CONSOL Energy Inc. (marked to show changes from former bylaws)

10.1	Time Sharing Agreement between CONSOL Energy Inc. and J. Brett Harvey